EXECUTION COPY
AMENDMENT NUMBER 2
TO EMPLOYMENT AGREEMENT
As of August 27, 2021

THIS AMENDMENT NUMBER 2 TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of August 27, 2021, by and between Aldo Pichelli (the “Executive”) and Teledyne Technologies Incorporated (the “Company”).
RECITALS
WHEREAS, the Executive and the Company entered into an Employment Agreement dated as of October 23, 2018, as amended by Amendment Number 1 dated as of January 26, 2021 (the “Employment Agreement”); and
WHEREAS, the Executive has announced his intention to retire on December 31, 2021, the end of the stated term of the Employment Agreement;
WHEREAS, the Executive and the Company have agreed that, while the Executive will continue as an employee of the Company, the Executive shall relinquish his title and responsibilities as President and Chief Executive Officer of the Company effective October 15, 2021, and use his existing vacation time on and after that date through December 31, 2021;
NOW, THEREFORE, in consideration of the respective covenants and agreements hereafter set forth, and intending to be legally bound, the parties hereto agree as follows:
1.While the Executive shall continue as an employee of the Company through December 31, 2021, the Executive hereby relinquishes his title and responsibilities as President and Chief Executive Officer of the Company as provided in Section 3 of the Employment Agreement effective October 15, 2021. The Executive and the Company agree that the Executive shall use his existing vacation time on and after October 15, 2021 through December 31, 2021. Notwithstanding the foregoing, the Executive agrees to make himself available to answer questions and provide assistance to the Chairman, President and Chief Executive Officer of the Company as reasonably requested during this continuing employment period.
2.Effective October 15, 2021, the Executive hereby resigns as a director and officer of, and in any other capacity held with, any and all subsidiaries of the Company. The Executive agrees to sign any required documentation to effect such resignations in applicable jurisdictions.
3.The Executive confirms his agreement not to receive an annual grant of stock options in 2021.
4.Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect.
5.Capitalized words and terms used in this Amendment without definition shall have the meanings ascribed to such words and terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

EXECUTIVE:
By: _/s/ Aldo Pichelli________________________
Aldo Pichelli

TELEDYNE TECHNOLOGIES INCORPORATED

By: __/s/ Charles Crocker________________________
Charles Crocker
Chair, Personnel and Compensation Committee